EXHIBIT 10.7

                              AMENDED AND RESTATED

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


                            Homestake Mining Company


                            Effective August 1, 1995
                       (and as modified January 23, 1998)




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                            HOMESTAKE MINING COMPANY

           AMENDED AND RESTATED EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


1. The Amended and Restated Executive Supplemental Retirement Plan (the "Plan") for designated key executives of Homestake Mining Company is effective as of August 1, 1995.


2.       General Purpose of Plan

         This Plan is established to provide supplementary Retirement Benefits for key executives designated by the Compensation Committee of the Board of Directors.


3.       Definitions

         (a) "Affiliate" means any affiliated organizations designated by the Compensation Committee to participate in the Plan.

         (b)      "Board" means the Board of Directors of Homestake Mining
                  Company.

         (c)      "Company" means Homestake Mining Company.

         (d) "Committee" means the Compensation Committee of the Board, as constituted from time to time, or, in the event there is no such Committee of the Board, means the Board.

         (e) "Compensation" means all regular base salary; performance bonuses paid under the Homestake Mining Company Bonus Plan; plus any pre-tax reductions of such compensation made at the election of the Member under a Section 401 (k), cafeteria, deferred income or similar plans paid by the Company and Affiliates. All other payments to a Member, such as relocation bonuses, tax equalization payments, fees, commissions, directors fees and payments resulting from or relating to the exercise of stock option or appreciation rights are excluded.

         (f) "Participant" means a key executive of the Company or Affiliate who receives written notification from the Company that he or she has been designated as a participant of the Plan by the Compensation Committee.


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         (g)      "Normal  Retirement  Date" means with  respect to a Member the first day of the calendar month coincident with or next following the first date on which the Member has both attained age sixty-two and completed ten or more continuous years of Service.

         (h)      "Reorganization" means any of the following events:

                  (i) the Company is a party to a merger or consolidation under the terms of which less than 75% of the shares in the resulting company are owned by the shareholders of the Company immediately preceding such events; (ii) at least 75% in fair market value of the Company's assets are sold in a single transaction or series of related transactions; or (iii) at least 25% in voting power of the Company's shares for electing directors are acquired by any one person or group as that term is used in Rule 13d-5 under the Securities Exchange Act of 1934.

         (i) "Retirement Benefit" means the benefits payable under this Plan, calculated in accordance with Section 4.

         (j) "Homestake Retirement Plan" means the Homestake Retirement Plan, restated as of January 1, 1989, as it has been and may be amended and restated from time to time.

         (k) "Service" means all periods of employment with the Company and any Affiliate and any other entity designated by the Company.


4.       Retirement Benefit

         (a) Normal Retirement Benefit--At the Normal Retirement Date a Member who retires at such date shall be entitled to receive a monthly Retirement Benefit equal to the amount determined by multiplying:

                        (i)         4-1/3% by

                       (ii) the complete or fractional years of Service (up to a maximum of fifteen years) by

                      (iii) the average monthly Compensation paid to the Member during the period of his thirty-six consecutive months of highest Compensation (or, if employed for less than thirty-six consecutive months, the period of such Member's actual employment);


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                  The  monthly  Retirement  Benefit  thus  calculated  shall  be reduced by:

                       (iv) commencing on the Member's attainment of age 65, (x) 50% of the primary insurance amount of United States Social Security which the Member would be entitled to receive if he retired and commenced receipt of benefits at that time, and (y) an amount equal to any reduction for Canada Pension Plan, Quebec Pension Plan and any similar foreign employment related social security plan ("foreign plans") benefits which the Member would be entitled to receive if he retired and commenced receipt of benefits at that time, but only to the extent the Homestake Retirement Plan has been amended prior to the Member's attainment or age 65 to provide for such a reduction in respect of foreign plans from benefits payable under the Homestake Retirement Plan, and

                       (v) benefits from time to time received or receivable before giving effect to any
                                    spousal  or  contingent   annuitant  benefit
                                    election  under  the  Homestake   Retirement
                                    Plan, the  Supplemental  Retirement  Plan or
                                    any  other  of  the  Company's   pension  or
                                    retirement  plans (not including the Savings
                                    Plan),  and any disability  plan or worker's
                                    compensation plan.

         (b) Early Retirement Benefit--A Member who has attained age fifty-five and has completed ten or more continuous years of Service may elect to retire on the first day of any month prior to the Member's Normal Retirement Date, upon written election filed with, and subject to the approval of, the Compensation Committee. The Compensation Committee, at its discretion, may withhold such approval, but in no event beyond age sixty-two. Upon such retirement, the Member shall be entitled to receive a monthly Retirement Benefit determined as provided in clauses (i), (ii) and (iii) of paragraph (a) above, reduced as follows:

                        (i) by four percent of such amount for each year (prorated on a monthly basis for parts of a year) by which such commencement of benefits
                                    precedes  the  Member's  Normal   Retirement
                                    Date; and

                       (ii)         there  shall  then  be made  the  reductions
                                    provided   in   clauses   (iv)  and  (v)  of
                                    paragraph (a) above.

         (c) Postponed Retirement Benefit--A Member who retires after the Normal Retirement Date will receive monthly the same dollar amount of Retirement Benefit that would have been payable had the Member's retirement not been postponed, except that such Member's years of Service shall include all years of Service (up to a maximum of fifteen years) prior to such Member's actual retirement.

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         (d)      Surviving  Spouse  Benefit--If  a  Member  with  ten  or  more continuous years of Service dies after age fifty-five, either before or after retirement, the Member's qualifying spouse will receive a Surviving Spouse Benefit for life if the Member did not, at the time of death, have in effect a valid election to receive an optional form of joint and survivor annuity pursuant to Section 5. A "qualifying spouse" is the spouse of a Member at the Member's death who has been lawfully married to the Member throughout the one-year period ending on the earlier of the Member's death or Normal Retirement Date. The Surviving Spouse Benefit shall commence on the first day of the month following the Member's death and terminate with the payment for the month in which the spouse's death occurs. Such benefit amount shall equal one-half of the Retirement Benefit which would have been payable if the Member had been living and had commenced receipt of benefits on the date of death, reduced by one percent of such benefit for each full year in excess of ten that the date of birth of such surviving spouse occurred after that of the deceased Member.

         (e) For the purposes of paragraphs (a), (b) and (c) of Section 4, the payment of any benefit provided under this Plan will commence on the first day of the month following the month in which retirement occurs. The final payment will be the payment made on the first day of the month in which death occurs.


5.       Optional Forms of Benefits

         Instead of the Retirement Benefit with Surviving Spouse Benefit provided in Section 4, a Member may elect, effective upon the attainment of age fifty-five with ten or more continuous years of Service, to receive an actuarially determined Retirement Benefit to provide an optional surviving spouse or contingent annuitant benefit, which benefits to a spouse or contingent annuitant shall be paid upon the Member's death, whether before or after retirement. The optional surviving spouse or contingent annuitant benefit shall be actuarially adjusted to take into account the amount to be continued as well as the ages of the spouse or contingent annuitant and the Member. The optional forms of benefits are as follows:

         (a) Surviving Spouse: The Retirement Benefit may be actuarially reduced to provide a benefit to a qualifying surviving spouse equal to:

                        (i) the benefit the Member would have been entitled to receive, or

                       (ii) two-thirds of the benefit the Member would have been entitled to receive.

         (b) Contingent Annuitant: With the written consent of a spouse, if any, a member may designate a person other than a qualifying spouse to be a contingent annuitant, in which case the Retirement Benefit will be actuarially reduced to provide a benefit to the contingent annuitant equal to:


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                        (i)         the benefit the Member would have been
                                    entitled to receive, or

                       (ii) two-thirds of the benefit the Member would have been entitled to receive, or

                      (iii) one-half of the benefit the Member would have been entitled to receive.

         Any actuarial reduction in benefits made pursuant to this Section 5 shall be made in accordance with the actuarial assumptions used in computing alternative forms of benefits under the Homestake Retirement Plan at the time that such reduction is made.


6.       Benefit Increases

         It is anticipated that the retirement benefits payable to Member hereunder will exceed those to which Member is entitled pursuant to the Homestake Retirement Plan, the Supplemental Retirement Plan or any other retirement plans from time to time in effect and its employment policies generally and, in the event that Member becomes entitled to retirement benefits under said plans and policies which benefits at any time or from time to time are greater than those herein provided, no additional benefits shall be payable under this Plan. If at any time the Company increases the benefits paid to persons then retired under the Company's retirement plans generally or to then retired senior executives generally, such increases shall be applied pro rata to all of the Retirement Benefits payable to Members hereunder. For purposes of this section 6, any annual adjustment to the Member's retirement benefits under the Homestake Retirement Plan will also apply to Retirement Benefits payable hereunder.


7.       Termination of Service

         A Member who ceases to be employed by the Company for any reason (other than retirement or early retirement under the provisions of Section 4 of this Plan), after attaining age fifty-five and having completed ten or more continuous years of Service shall be entitled, with the approval of the Compensation Committee as provided in Section 4(b), to receive early Retirement Benefits as provided in Section 4(b). With the approval of the Compensation Committee the terminated Member may elect to begin receiving benefits on the Normal Retirement Date, such benefit will be calculated based on the Member's actual years of continuous service and earnings, up to the date of termination.

         Any Member who ceases to be employed by the Company or Affiliates for any reason before completion of ten continuous years of Service and age fifty-five shall cease to be a Member and shall not be entitled to received any benefits under this Plan except for any benefits to which such Member may become entitled through re-employment.

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8.       Withdrawal Election

         A Member or his or her Beneficiary, as the case may be, may elect, at any time after he or she commences to receive benefits payments under this Plan, to receive those payments in a lump sum, based on the actuarial equivalent of his or her remaining vested benefits less a 10% penalty (as described below). No election to partially accelerate benefits shall be allowed. The Member shall make this election by giving the Plan Administrator written notice of the election in a form determined from time to time by the Plan Administrator. The penalty shall be equal to 10% of the lump sum actuarial equivalent of the Member's remaining vested benefit.

         Any actuarial reduction in benefits made pursuant to this Section 8 shall be made in accordance with the actuarial assumptions used in computing lump sum payments under the Homestake Retirement Plan at the time such lump sum payment is made. The Member shall be paid the reduced Benefit Amount within 60 days of his or her election. Once such is paid, the Member's participation in the Plan shall terminate and the Member shall not be eligible to participate in the Plan in the future.


9.       Suspension or Termination of Benefits

         If the Compensation Committee determines that a Member otherwise entitled to benefits under the Plan is engaged actively or proposes to engage actively, directly or indirectly in activities which may be detrimental to the interests of the Company, it shall give such person written notice of the grounds for its determination. The Compensation Committee shall afford such person an opportunity to submit to it within 60 days thereafter a written statement of reasons why such person considered such determination to be incorrect. After considering such written statement and any other information which it determines to be relevant, the Compensation Committee shall have the right to terminate benefits otherwise payable under the Plan or to suspend them for such period as it determines to be appropriate. The Compensation Committee shall advise such person of its action. Any determination by the Compensation Committee to suspend or terminate benefits shall be final and binding upon the Member.


10.      Trust

         The Company may establish one or more grantor Trusts and the Company and Affiliates shall at least annually transfer over to the Trust such assets as the Company and Affiliates determine, in their sole discretion, are necessary to provide for the Company's and Affiliates future liabilities created under the Plan, provided the assets of the Trust shall be considered part of the general assets of the Company and Affiliates subject to the claims of its general creditors.

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         The  provisions  of the Plan shall govern rights of a Member to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Members and the creditors of the Company and Affiliates to the assets transferred to the Trust. The Company and
         Affiliates   shall  at  all  times  remain  liable  to  carry  out  its obligations under the Plan. The Company's and Affiliate's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.


11.      Administration and Interpretation

         This Plan is intended to qualify for exemption from Parts II, III and IV of the Employee Retirement Income Security Act of 1974, as amended, as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of such Act, and shall be so interpreted.

         This plan shall be administered by the Compensation Committee. The Committee shall have the discretion and authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

         In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may, from time to time, consult with counsel who may be counsel to the Company.

         The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

         The Company and Affiliates shall indemnify and hold harmless each member of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by that member.

         To enable the Committee to perform its functions, the Company and Affiliates shall supply full and timely information to the Committee on all matters relating to the compensation of its Members, the date and circumstances of the retirement, disability, death or termination of employment of its Members, and such other pertinent information as the Committee may reasonably require.


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12.      Termination of Plan

         The Company and Affiliates reserves the right to change or terminate the Plan, or both, at any time. The Company and Affiliates shall promptly notify Members of any change or termination. Any change or termination will not affect benefits vested on the effective date of change or termination, but any benefits or expected benefits not then vested shall be modified or extinguished as the case may be. For this purpose, the Normal Retirement Benefit shall be deemed vested when a Member reaches age sixty-five or both completes ten continuous years of Service and reaches age sixty-two, and the Early Retirement Benefit shall be deemed vested when a Member completes ten continuous years of Service and reaches age fifty-five.


13.      Effects of Dissolution, Liquidation or Reorganization

         (a)      Notwithstanding  any  other  provision  of  the  Plan,  if the
                  Company is dissolved or liquidated or is a party to a Reorganization and if (i) the Company's successor does not, by operation or law or prior agreement, assume the Company's obligations with respect to the Plan, or (ii) a Member's employment is terminated for any reason or no reason by the Member or by such successor within two years following the occurrence of such dissolution or liquidation, or (iii) a Member's employment is terminated under circumstances described in Section 13(b) within two years following the occurrence of such Reorganization, the benefits of each Member affected thereby under the Plan shall vest fully as if such Member's Service had continued until the Normal Retirement Date (but in no event for more than a total of 15 years of Service) but shall be calculated based on such Member's highest average monthly Compensation over any thirty-six consecutive month period of actual employment prior to the vesting date, or, if employed for less than thirty-six consecutive months at such time, the period of such Member's actual employment. No termination or modification of the Plan shall affect the rights of a Member to then-vested benefits pursuant to the preceding sentence.

         (b) If a Member's employment is terminated under the following circumstances within two years following the occurrence of a Reorganization, the unvested benefits of such Member under the Plan shall vest fully if:

                  (i) The Member's employment is terminated involuntarily for reasons other than death, disability or discharge for "Good and Sufficient Cause" (as defined below); or

                  (ii)     The   Member   voluntarily   chooses   to   terminate
                           employment for "Good Reason" (as defined below).

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         (c)      Benefits  so  vested  pursuant  to this  Section  13  shall be
                  payable   commencing   on  the  later  of  attainment  of  age
                  fifty-five or the first day of the month following the vesting event, or at such later time as a Member alone may elect; provided, however, that in computing such benefits the amount computed pursuant to clauses (i), (ii) and (iii) of Section 4(a) hereof, as modified in this Section 13, shall be reduced by 4% for each year (prorated on a monthly basis for parts of a year) by which such commencement of benefits precedes such Member's Normal Retirement Date, and then reduced as provided in clauses (iv) and (v) of Section 4(a).

         (d) Any Member who is employed by a successor organization shall be entitled to the retirement benefits of such organization without offset of benefits provided under this Plan and to the extent benefits otherwise receivable from such organization are reduced, benefits under this Plan shall be correspondingly increased.

         (e)      As used herein:

                  (i) "Good and Sufficient Cause" means any act of fraud or dishonesty, or conviction of a felony involving moral turpitude or a Member knowingly engaging in acts seriously detrimental to any of the operations of the Company.

                   (ii) Voluntary termination of employment by a Member for "Good Reason" means termination subsequent to a Reorganization resulting from the occurrence of one of the following events without the Member's express written consent:

                          (A) The assignment by the Company to the Member of any duties inconsistent with the Member's positions, duties, responsibilities, and status with the Company immediately prior to the Reorganization, or a reduction in the Member's responsibilities, titles or offices as in effect immediately prior to the Reorganization, or any removal of the Member from or any failure to re-elect the Member to any such positions, except in connection with the involuntary termination of Member's employment for Good and Sufficient Cause, or as a result of the Member's death, disability or retirement, or voluntary termination by the Member for other than Good Reason;

                          (B) A reduction by the Company in the Member's base salary as in effect immediately prior to the Reorganization;

                          (C) The requirement by the Company that the Member be based anywhere other than within a 50-mile radius of the Member's location immediately prior to the Reorganization except for required




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                                travel on the  Company's  business  to an extent
                                substantially   consistent   with  the  Member's
                                business travel obligations immediately prior to the Reorganization; or

                         (D) The failure by the Company to continue in effect, or a change of the Member's participation or benefits under, any bonus or incentive compensation plan, any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1954, as amended from time to time (the "Code"), any stock ownership, stock purchase, stock option or other equity incentive plan, any life, health, accident, disability or similar plan providing welfare benefits or any plan or program of fringe benefits in which the Member participates immediately prior to the Reorganization, the effect of which would be to materially reduce the Member's benefits under such plans as such existed immediately prior to the Reorganization, or the failure by the Company to provide the Member with the number of paid vacation days to which the Member was entitled in accordance with the Company's general vacation policy in effect immediately prior to the Reorganization.

14.   General Provisions


      Members and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company or Affiliate's. With respect to the Plan, any Plan Agreement and the Trust, any and all of the Company's or Affiliate's assets shall be, and shall remain, the general, unpledged unrestricted assets of the Company or Affiliate's, except as provided by the Trust. The Company's or Affiliate's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

      The Company's or Affiliate's liability for the payment of benefits shall be defined only by the Plan. The Company or Affiliate's shall have no obligation to a Member under the Plan except as expressly provided in the Plan.

      Neither a Member nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Member or any other person, nor be transferable by operation of law in the event of a Member's or any other person's bankruptcy or insolvency.


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      The terms and  conditions of this Plan shall not be deemed to constitute a contract of employment between the Company or any Affiliate and the Member. Such employment is an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Member the right to be retained in the service of any Company or Affiliate or to interfere with the right of any Company or Affiliate to discipline or discharge the Member at any time.

      A Member will cooperate with the Company or Affiliate by furnishing any and all information requested by the Company or Affiliate and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as any Company or Affiliate may deem necessary.

      Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

      The captions of the articles, sections and paragraphs of this plan are for
      convenience   only  and  shall  not  control  or  affect  the  meaning  or construction of any of its provisions.

      The provisions of this Plan shall be construed and interpreted according to the laws of the State of California.

      In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

      Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:


                            Homestake Mining Company
                          Attn: Compensation Committee
                              650 California Street
                             San Francisco, CA 94108


                  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.


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



                  Any notice or filing required or permitted to be given to a Member under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Member.


      The provisions of this Plan shall bind and inure to the benefit of the Company and Affiliates and their successors and assigns and the Member, the Member's Beneficiaries, and their permitted successors and assigns.

      The interest in the benefits hereunder of a spouse of a Member who has predeceased the Member shall automatically pass to the Member and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

      If a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Member and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.   Distribution in the Event of Taxation

      If, for any reason, all or any portion of a Member's benefit under this Plan becomes taxable to the Member prior to receipt, a Member may petition the Committee for a distribution of assets sufficient to meet the Participant's tax liability (including additions to tax, penalties and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company and Affiliate shall distribute to the Member immediately available funds in an amount equal to the Member's federal, state and local tax liability associated with such taxation (which amount shall not exceed a Participant's accrued benefit under the Plan), which liability shall be measured by using that Member's then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under Article 3.

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



16.   Claims Procedure

      If a Member or Beneficiary ("Claimant") believes that he or she is entitled to a benefit or greater benefit as the case may be, under the Plan, the Claimant may submit a signed, written application to the Committee within 90 days of having been denied such benefit. The Claimant will generally be notified of the approval or denial of this application within 90 days of the date that the Committee receives the application. If the claim is denied, the denial will state specific reasons for the denial and the Claimant will have 60 days to file a signed, written request for a review of the denial with the Committee. This request should include the reasons for requesting a review, facts supporting the request and any other relevant comments. The Committee, operating pursuant to its discretionary authority to administer and interpret the Plan and to determine eligibility for benefits under the terms of the Plan, will generally make a final, written determination of the Claimant's eligibility for benefits within 60 days of receipt of the request for review.

17.   Arbitration

      Any controversy between a participant and the Company or Affiliates involving the construction or application of any of the terms, provisions, or conditions of this Plan shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, then in effect, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The exclusive place of arbitration shall be San Francisco, California. The expenses reasonably incurred by both parties in connection with arbitration, including attorney fees, shall be borne by the Company or Affiliates.

         IN WITNESS WHEREOF, Homestake Mining Company has adopted this Amended and Restated Executive Supplemental Retirement Plan, effective January 23, 1998.




                                           HOMESTAKE MINING COMPANY




___________________________             By: __________________________
  Date of Execution                                 Vice President



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